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                                    EXHIBIT 5

                           OPINION OF HOLLAND & KNIGHT
                AS TO LEGALITY OF THE SECURITIES BEING REGISTERED

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                      [LETTERHEAD OF HOLLAND & KNIGHT LLP]






July 1, 1997

TIB Financial Corp.
99451 Overseas Highway
Key Largo, Florida  33037-7808

Gentlemen:

         This opinion is rendered for use in connection with the Registration Statement on Form S-8 prescribed pursuant to the Securities Act of 1933, to be filed by TIB Financial Corp. (the "Company") with the Securities and Exchange Commission, under which up to 869,610 additional shares of the Company's Common Stock, $0.10 par value common stock ("Option Shares") are to be registered for issuance pursuant to the TIB Financial Corp. Incentive Stock Option Plan and Nonstatutory Stock Option Plan (the "Plan").

         In consideration with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed it necessary to require as a basis for the opinion hereafter expressed.

         Based upon the foregoing, and having regard for legal consideration that we deem relevant, it is our opinion that the Option Shares when issued upon the exercise of the stock options relating thereto, will be duly authorized, legally issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibits 5 and 23.1 to the Registration Statement and to the reference to our name in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whole consent is required under Section 7 of the Securities Act of 1933.

                                                     Yours truly,


                                                     /s/ Holland & Knight LLP
                                                     -------------------------
                                                     HOLLAND & KNIGHT


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